Exhibit 99.1
     One Parlex Place, Methuen, MA 01844, (978)946-2564
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Contact:
Jon Kosheff
Chief Financial Officer
Parlex Corporation
(978)946-2591
NASDAQ SYMBOL “PRLX”
FOR IMMEDIATE RELEASE
Parlex Corporation Agrees to be Acquired by Johnson Electric
Methuen MA, 18 August 2005 – Parlex Corporation (PRLX), a world leader in the design and manufacture of flexible interconnect products, announced today that it has entered into a definitive agreement to be acquired by Johnson Electric Holdings Limited. The offer of $6.75 per common share is valued at approximately $74.6 million, including assumption of Parlex Corporation’s convertible and nonconvertible debt, net of cash, equaling approximately $27.5 million.
Under terms of the definitive agreement, each outstanding share of Parlex Corporation’s common stock will be converted into the right to receive $6.75 in cash and each share of Parlex Corporation’s preferred stock will be converted into the right to receive $80 per share, its liquidation value under the terms of the preferred stock. Parlex Corporation currently has approximately 6.5 million shares of common stock outstanding, excluding options and shares issuable upon conversion of the convertible debt and 40,625 shares of preferred stock outstanding. The transaction is subject to Parlex Corporation shareholder approval and other customary closing conditions, including regulatory approvals.

Parlex Corporation’s Board of Directors unanimously approved the transaction and has recommended to Parlex Corporation’s stockholders that they approve the transaction. Needham & Company LLC served as financial advisor to Parlex Corporation’s Board of Directors and has delivered its opinion that the $6.75 per share cash consideration to be received by Parlex Corporation’s common stockholders is fair from a financial point of view.
Johnson Electric Capital is the investment arm and a wholly-owned subsidiary of Johnson Electric Holdings Limited, a world leader in the design and manufacture of micro motors and motor systems. The Johnson Electric Group, headquartered in Hong Kong, has annual revenues in excess of US $1.1 billion and employs approximately 33,000 people in 15 countries worldwide.
Herbert W. Pollack, Parlex Corporation Chairman, said, “After an extensive review of strategic options, the Board of Directors has concluded that this course provides the optimal alternative for Parlex. With the financial strength and extensive customer relationships of the Johnson Electric Group, Parlex Corporation will be in a much stronger position to pursue global growth opportunities in the flexible interconnections industry.”
Peter J. Murphy, Parlex Corporation President and CEO, said, “In the period following the technology sector downturn in 2001, Parlex faced significant financial challenges that has constrained its ability to fund its growth and necessitated a major restructuring. In addition to the sale of assets of Parlex’s multilayer operation to Amphenol Corporation, also announced today, the merger agreement with Johnson Electric is the culmination of that restructuring process. We believe that together these transactions are the most attractive solution for our shareholders and represent the best means to secure the long-term future of the business for its employees, customers and suppliers.”

Patrick Wang, Chairman and Chief Executive of Johnson Electric Holdings, said “The acquisition of Parlex is an exciting opportunity for Johnson Electric Group to extend its reach and acquire new capabilities in electronics and electronic assemblies which are becoming an increasingly important factor in the electric motor systems we produce. We are especially attracted to Parlex because of its breadth of technological expertise, international operations, and its customer base which overlaps extensively with Johnson Electric’s own. We very much look forward to working closely with everyone at Parlex to build and grow the business with the help of the extensive resources of the Johnson Electric Group.”
Needham & Company LLC served as financial advisor and Ropes & Gray LLP and Kutchin & Rufo served as legal advisors to Parlex Corporation. Morgan Joseph & Co. Inc. served as financial advisor and Morrison & Foerster served as legal advisor to Johnson Electric.
About Parlex Corporation
Parlex Corporation is a world leader in the design and manufacture of flexible, interconnect products. Parlex produces custom flexible circuits and laminated cables utilizing proprietary processes and patented technologies, which are designed to satisfy the unique requirements of a wide range of customers. Its manufacturing facilities are located in the United States, China, Mexico and the United Kingdom. For further information, please visit Parlex on the web at http://www.parlex.com.
About Johnson Electric Group
Johnson Electric Capital is the direct investment arm of the Johnson Electric Group. Johnson Electric Group is one of the world’s largest provider of micro motors and integrated motor systems to global customers in the automotive, power tools, home appliances, business equipment, audio-visual and personal care sectors. The Group is headquartered in Hong Kong and employs over 33,000 people in 15 countries worldwide. Johnson Electric Holdings limited is listed on the Hong Kong Stock Exchange (code 179) and is a constituent of the Hang Seng Index. For further information, please visit Johnson Electric on the web at http://www.johnsonelectric.com.
Forward Looking Statements
The statements, analyses, and other information contained herein relating to the proposed merger, the sale of the multilayer division, the future development of Johnson Electric’s and Parlex Corporation’s businesses, and the contingencies and uncertainties to which Johnson Electric and Parlex Corporation may be subject, as well as other statements including words such as “anticipate, “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management’s current expectations and beliefs concerning future events and their potential effects on the company.
Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) further adverse changes in general economic conditions; (ii) further delays or reductions in the spending of the industry sectors we serve; (iii) the Company’s ability to effectively manage operating costs and increase operating efficiencies; (iv) further declines in revenues; (v) insufficient, excess or obsolete inventory; (vi) competitive factors, including but not limited to pricing pressures, in the flexible interconnect markets; (vii) component quality and availability; (viii) rapid technological and market change and the transition to new products; (ix) the relative and varying rates of product price and component cost declines; (x) the effects of war or acts of terrorism, including the effect on the economy generally, on particular industry segments, on transportation and communication systems and on the Company’s ability to manage logistics in such an environment, including receipt of components and distribution of products; (xi) the ability to attract and retain highly qualified employees; (xii) the uneven pattern of quarterly sales; (xiii) fluctuating currency exchange rates; (xiv) risks associated with strategic investments and acquisitions; (xv) the Company’s ability to execute on its plans; (xvi) the effect of the proposed merger and the sale of the multilayer division; (xvii) the effect of regulatory conditions, if any, imposed by regulatory agencies; (xviii) diversion of management time on merger and other transaction related issues and (xix) other one-time events and other important factors disclosed previously and from time to time in its filings with the U.S. Securities and Exchange Commission.
Parlex Corporation does not undertake, and specifically disclaims, any obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.
Important Legal Information
This communication is being made in respect of the proposed merger involving Johnson Electric and Parlex Corporation. In connection with the proposed merger, Parlex Corporation will be filing a proxy statement for the stockholders of Parlex Corporation and other documents regarding the proposed transaction, with the SEC. Before making any voting or investment decision, Parlex Corporation’s stockholders and investors are urged to read the proxy statement regarding the merger and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed transaction. The proxy statement and other documents will be available free of charge at the SEC’s website, www.sec.gov. Stockholders and investors in Parlex Corporation will also be able to obtain the proxy statement and other documents free of charge by directing their requests to: Office of Investor Relations, Parlex Corporation, One Parlex Place, Methuen, Massachusetts 01844.
Parlex Corporation and its directors, executive officers and other members of management may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding Parlex Corporation’s directors and executive officers is available in Parlex Corporation’s proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on October 27, 2004. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.
In connection with the issuance of this press release, Parlex Corporation will be filing a Form 8-K with the Securities and Exchange Commission (the “SEC”) regarding this transaction and will attach a copy of the definitive agreement. All parties desiring details regarding the conditions of this transaction are urged to review the contents of the definitive agreement from the SEC’s website at http://www.sec.gov.

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